EXHIBIT 23.3

                    CONSENT TO INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 of Iron Mountain Incorporated and to the incorporation by reference therein of our report dated February 21, 1997, with respect to the consolidated statements of HIMSCORP, Inc. included in Iron Mountain Incorporated's Current Report on Form 8-K dated November 25, 1997 filed with the Securities and Exchange Commission.





                                                              Ernst & Young LLP





Chicago, Illinois
January 5, 1998